EXHIBIT 99.5

LTS Nutraceuticals, Inc.

INTRODUCTION TO PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of BioCalth International, Inc. (“BII”) and LTS Nutraceuticals, Inc. (“LTSN” or the “Company”), contemplated in the Agreement of Acquisition dated as of October 20, 2011. Effective on December 14, 2011, BII was acquired by LTSN, becoming a wholly-owned subsidiary of LTSN whereby 81.58% of the issued and outstanding common shares of BII were exchanged for 1,989,756 shares of LTSN, a public corporation. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheets of LTSN and BII as if the acquisition has occurred on September 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 combines the historical statements of operations of LTSN and BII for the year ended December 31, 2010 and the nine months ended September 30, 2011 and gives pro forma effect to the acquisition as if it were completed on January 1, 2010 and January 1, 2011 References are made to the notes to the pro forma statements and a detailed explanation of these combinations.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of LTSN for the year ended December 31, 2010 included in Form 8-K of LTSN filed on April 6, 2011 and the historical financial statements of LTSN, as filed and issued in its Form 10-Q for the nine months ended September 30, 2011. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

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LTS Nutraceuticals, Inc.

Balance Sheet

		LTSN	BII
		As of	As of
		September 30,	September 30,			Pro form
		2011	2011	Adjustments		Combined
	Note:	(1)	(2)	Debit	Credit	Total
Assets
Current Assets:
Cash and cash equivalents		$387,002	$335,840	$—	$—	$722,842
Restricted Cash		873,747	—	—	—	873,747
Accounts receivable		720,377	100,504	—	—	820,881
Inventory		229,277	413,536	—	130,386	512,427
Prepaid expenses and other current assets		383,084	3,469	—	3,469	383,084
Deferred loan costs		33,346	—	—	—	33,346

Total Current Assets		2,626,833	853,349	—	133,855	3,346,327

Equipment and software - net		73,142	147,076	—	147,076	73,142
Intangible assets		784,444	—	—	—	784,444
Other assets		—	2,797	—	2,797	—

Total Assets		$3,484,419	$1,003,222	$—	$283,728	$4,203,913

Liabilities and Stockholders’ (Deficit) Equity

Current Liabilities:
Accounts payable		$457,133	$89,725	$—	$—	$546,858
Accrued liabilities		—	4,769	—	—	4,769
Accrued expenses		548,944	—	—	—	548,944
Accrued interest		273,808	—	—	—	273,808
Accrued rebate liability		672,265	—	—	—	672,265
Deferred revenue		35,039	—	—	—	35,039
Derivative Liability		286,136	—	—	—	286,136
Current portion of convertible debentures		70,000	—	—	—	70,000

Total Current Liabilities		2,343,325	94,494	—	—	2,437,819

Convertible debentures		200,000	—	—	—	200,000
Accrued licensing fee		800,000	—	—	—	800,000
Convertible notes payable		4,690,376	—	—	—	4,690,376
Total Liabilities		8,033,701	94,494	—	—	8,128,195

Stockholders' (Deficit) Equity:
Common stock	3	421	32,300	32,300	20	441
Additional paid in capital	3	276,639	6,227,564	6,227,564	509,855	786,494
Minority interest	3	—	—	—	115,125	115,125
Accumulated deficit	3	(4,826,342)	(5,351,136)	—	5,351,136	(4,826,342)

Total Stockholders' (Deficit) Equity		(4,549,282)	908,728	6,259,864	5,976,136	(3,924,282)

Total Liabilities and Stockholders' (Deficit) Equity		$3,484,419	$1,003,222	$6,259,864	$5,976,136	$4,203,913

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NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

(1)	Derived from the unaudited balance sheet of LTS Nutraceuticals, Inc. as of September 30, 2011 included in Form 10-Q filed with the SEC.
(2)	Derived from audited balance sheet of BII as of September 30, 2011 included in this Form 8K.

(3)	To record effect of acquisition based upon management estimates and subject to final valuation.

F-3

LTS Nutraceuticals, Inc.

Statement of Operations

		LTSN	BII
		For the Year Ended	For the Year Ended
		December 31, 2010	December 31, 2010	Adjustments		Pro Forma
	Note:	(1)	(2)	Debit	Credit	Combined

Net Sales		$1,211,465	$1,643,774	$—	$—	$2,855,239
Cost of Sales		396,579	802,368	—	—	1,198,947
Gross Profit		814,886	841,406	—	—	1,656,292
Operating Expenses
Distributor incentives		332,476	—	—	—	332,476
Selling, general and administrative expenses		1,081,800	2,199,294	—	—	3,281,094
Total operating expenses		1,414,276	2,199,294	—	—	3,613,570
Loss from operations		(599,390)	(1,357,888)	—	—	(1,957,278)

Other Expense:
Interest income (expense)		(247,136)	4,885	—	—	(242,251)
Legal Settlement		—	(50,000)	—	—	(50,000)
Other income		—	440,507	—	—	440,507
Loss on disposal of fixed assets		—	(33,368)	—	—	(33,368)
Total Other Expense		(247,136)	362,024			114,888
Loss before income tax provision		(846,526)	(995,864)	—	—	(1,842,390)
Income tax expense		—	18,366	—	—	18,366
Net Loss		$(846,526)	$(1,014,230)	$—	$—	$(1,860,756)

Net loss per common share - basic and diluted		$(.02)				$(.05)

Weighted average number of shares outstanding during the period - basic and diluted		36,185,129				38,685,129

F-4

LTS Nutraceuticals, Inc.

Statement of Operations

		LTSN	BII
		For the Nine Months Ended	For the Nine Months Ended
		September 30, 2011	September 30, 2011	Adjustments		Pro Forma
	Note:	(1)	(2)	Debit	Credit	Combined

Net Sales		$1,758,390	$1,042,048	$—	$—	$2,800,438
Cost of Sales		1,090,273	616,866	—	—	1,707,139
Gross Profit		668,117	425,182			1,093,299
Operating Expenses
Distributor incentives		578,553	—	—	—	578,553
Selling, general and administrative expenses		2,232,356	2,131,213	—	—	4,363,569
Total operating expenses		2,810,909	2,131,213	—	—	4,942,122
Loss from operations		(2,142,792)	(1,706,031)	—		(3,848,823)

Other Expense:
Interest income (expense)		(530,537)	2,159	—	—	(528,378)
Change in fair value derivative liability		(286,136)	—	—	—	(286,136)
Other income			96,447	—	—	96,447
Total Other Expense		(816,673)	98,606	—	—	(718,067)
Net Loss		$(2,959,465)	$(1,607,425)	$—	$—	$(4,566,890)

Net loss per common share - basic and diluted		$(0.08)				$(0.12)

Weighted average number of shares outstanding during the period - basic and diluted		36,171,496				38,671,496

F-5

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

(1)	Derived from the audited income statements of LTS Nutraceuticals, Inc. for the year ended December 31, 2010 included in Form 8-K and for the nine months ended September 30, 2011 included in Form 10-Q both filed with the SEC.
(2)	Derived from the audited income statements of BII for the year ended December 31, 2010 included and the unaudited financial statements for the nine months ended September 30, 2011 included in this Form 8-K.

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